Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 2, 2011 by and among each of the persons listed on the signature pages hereto as lenders (the “Lenders”), Crosstex Energy, L.P., a Delaware limited partnership (the “Borrower”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

ARTICLE I

BACKGROUND

A.            The Lenders, the Administrative Agent, the L/C Issuer and the Borrower are parties to that certain Amended and Restated Credit Agreement dated as of February 10, 2010, (as amended, supplemented or restated, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein have the same meanings when used herein.

B.            The Borrower has requested, and the Lenders have agreed to amend the Credit Agreement as provided for herein and on the terms and conditions set forth herein.

ARTICLE II

AGREEMENT

NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1.               Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is hereby amended by restating the following definitions to read in their entirety as follows:

“Applicable Rate” means, from time to time, as of any date of determination, the following percentages determined as a function of the Consolidated Leverage Ratio for the Borrower and its Subsidiaries:

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Commitment Fees	Letter of Credit Fees
1	> 4.50	3.00%	2.00%	0.50%	3.00%
2	> 4.00 and <4.50	2.75%	1.75%	0.50%	2.75%
3	> 3.50 and <4.00	2.50%	1.50%	0.50%	2.50%
4	> 3.00 and <3.50	2.25%	1.25%	0.50%	2.25%
5	< 3.00	2.00%	1.00%	0.375%	2.00%

The foregoing ratio shall be determined from the Compliance Certificate of the Borrower and its Subsidiaries most recently delivered pursuant to Section 6.02(a).  Any increase or decrease in the Applicable Rate shall be effective upon the first Business Day immediately following the date of delivery of the Compliance Certificate required by such Section; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  Beginning on the First Amendment Effective Date until delivery of the Compliance Certificate for the period ending March 31, 2011, the Applicable Rate shall be at the Pricing Level associated with the Consolidated Leverage Ratio reflected on the Compliance Certificate delivered for the period ended December 31, 2010.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash items of the Borrower and its Subsidiaries reducing such Consolidated Net Income, (v) other non-recurring items of the Borrower and its Subsidiaries reducing such Consolidated Net Income, and (vi) without duplication, the Transaction Costs properly allocated to such period, if applicable, and minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period; provided, however, notwithstanding the foregoing, (A) net income attributable to Subsidiaries that are not Guarantors shall not be considered in calculating Consolidated EBITDA, but actual cash distributions to the Borrower or any of its Subsidiaries by such Subsidiaries that are not Guarantors shall be included in calculating Consolidated EBITDA and (B) actual cash distributions to the Borrower and its Subsidiaries by any Persons that are not Subsidiaries shall be included in calculating Consolidated EBITDA.

For purposes of calculating the Consolidated Leverage Ratio, Consolidated Senior Leverage Ratio and Consolidated Interest Coverage Ratio, Consolidated EBITDA shall be calculated, on a pro forma basis, after giving effect to, without duplication, any permitted Acquisition occurring during the period commencing on the first day of such period to and including the date of such Acquisition (the “Reference Period”), as if such Acquisition occurred on the first day of the Reference Period.  In making the calculation contemplated by the preceding sentence, EBITDA generated or to be generated by such acquired Person or by such acquired Property shall be determined in good faith by the Borrower based on reasonable assumptions and may take into account pro forma expenses that would have been incurred by the Borrower and its Subsidiaries in the operation of such acquired Person or acquired Property, during such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower and its Subsidiaries in the operation of such acquired Person or acquired Property and non-personnel costs and expenses incurred by the Borrower and its Subsidiaries in the operation of the Borrower’s and its Subsidiaries’ business at similarly situated facilities of the Borrower or any of its Subsidiaries; provided, however, that such pro forma calculations shall be reasonably acceptable to the Administrative Agent if the Borrower does not provide the Administrative Agent with an Approved Consultant’s Report supporting such pro forma calculations.

For purposes of calculating the Consolidated Leverage Ratio, Consolidated Senior Leverage Ratio and the Consolidated Interest Coverage Ratio, Consolidated EBITDA shall be calculated by deducting, to the extent previously included in the calculation for any relevant period, Consolidated EBITDA attributable to a particular asset subject to a Disposition prepayment required by Section 2.05(a) after giving effect to such Disposition occurring during the period commencing on the first day of such period to and including the date of such Disposition (the “Disposition Reference Period”), as if such Disposition occurred on the first day of the Disposition Reference Period.

Notwithstanding any provision of this Agreement which may otherwise be to the contrary, if any lease pursuant to the Eunice Lease Documents is treated under GAAP as a capital lease, then, for all computations of Consolidated EBITDA hereunder, such lease shall be treated as an operating lease and Consolidated Net Income, Consolidated Interest Charges, provision for Federal, state, local and foreign taxes, depreciation, amortization and other non cash items, for all purposes of determining Consolidated EBITDA under this Agreement for any period, shall be adjusted as though such lease was accounted for as an operating lease.

“Maturity Date” means May 2, 2016, provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Material Subsidiary” shall mean a Wholly-Owned Subsidiary of the Borrower having:  either (a) 2.5% or more of consolidated EBITDA for the four fiscal quarter period ending as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to

Section 6.01(a) or (b); or (b) 1% of the book value of the consolidated assets of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b); provided, however, to the extent that executing a Guaranty would result in adverse tax consequences with respect to any non-operating Subsidiary (as reasonably determined by the Borrower), such non-operating Subsidiary shall not be considered a “Material Subsidiary” unless such non-operating Subsidiary has either (i) 5% or more of consolidated EBITDA for the four fiscal quarter period ending as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) or (ii) 5% or more of the book value of the consolidated assets of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, including physical trades of Hydrocarbons, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or the North American Energy Standards Board, any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Threshold Amount” means $30,000,000.

“Transaction Costs” means all (a) upfront, original issue discount, legal, professional and advisory fees paid by the Borrower (whether or not incurred by the Borrower) in connection with the negotiation and execution, delivery and performance of the Borrower’s obligations under (i) this Agreement (including any amendments, supplements or restatements), (ii) the Indenture (and the Borrower’s issuance of Indebtedness governed thereby) and (iii) the 2010 Equity Issuance, (b) payments made by the Borrower to any counterparty to any Swap Contract in connection with the termination of such Swap Contract as a result of the transactions contemplated by this Agreement (including any amendments, supplements or restatements) and the Indenture, and (c) make-whole amounts, prepayment premiums and interest paid in kind with respect to Indebtedness prepaid on or before the Closing Date with the proceeds of the Indebtedness incurred pursuant to this Agreement and the Indenture.

(b)           Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms to Section 1.01 in alphabetical order:

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP, less applicable reserves reflected in such balance sheet, after deducting the following amounts:  (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“First Amendment Effective Date” means May 2, 2011.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Permitted Business” means either (a) gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hydrocarbon Hedge Agreements and Swap Contracts in the ordinary course of business and not for speculative purposes to support these businesses and the development, manufacture and sale of equipment or technology related to these activities, or (b) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Wholly-Owned” means, in respect of any Person, any Subsidiary of such Person, all of the Equity Interests of which (other than director’s qualifying shares and/or other nominal amount of Equity Interests required to be held by Persons other than the Borrower and its Subsidiaries under applicable law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries thereof.

(c)           Section 2.14(a) of the Credit Agreement is hereby amended by deleting “$100,000,000” and substituting “$150,000,000” in lieu thereof.

(d)           Section 5.06(b) of the Credit Agreement is hereby restated in its entirety to read as follows:

(b) except as specifically disclosed in Schedule 5.06, as to which there is a reasonable possibility of an adverse determination that, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof of the matters described on Schedule 5.06, that could reasonably be expected to have a Material Adverse Effect.

(e)           Section 6.12 of the Credit Agreement is hereby restated in its entirety to read as follows:

6.12         Additional Material Subsidiaries; Additional Security.  (a) Upon the formation or Acquisition of any new direct or indirect Material Subsidiary (including any Subsidiary that becomes a Material Subsidiary) by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(i)            subject to subsection (c) below, within 30 Business Days (or such longer period as permitted by the Administrative Agent in its sole discretion) after such formation or Acquisition or such Subsidiary becoming a Material Subsidiary, cause such Subsidiary to duly execute and deliver to the Administrative Agent a supplement to the Guaranty substantially in the form attached thereto;

(ii)           subject to subsection (c) below, within 30 Business Days (or such longer period as permitted by the Administrative Agent in its sole discretion) after such formation or Acquisition or such Subsidiary becoming a Material Subsidiary, cause such Subsidiary to duly execute and deliver to the Administrative Agent Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent securing payment of all the Secured Obligations of such Subsidiary under the Loan Documents; and

(iii)          within 30 Business Days (or such longer period as permitted by the Administrative Agent in its sole discretion) after such formation or Acquisition or such Subsidiary becoming a Material Subsidiary, cause, subject to subsection (c) below, 100% of the Equity Interests of each such Subsidiary owned by the Borrower or a Guarantor to be subject to a first priority, perfected Lien (subject only to Permitted Liens) in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents.

(b)           At any time upon the request of the Administrative Agent, the Borrower shall promptly execute and deliver or, subject to subsection (c) below, cause its Subsidiaries to execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in order to perfect, protect, and preserve the Liens of, such Collateral Documents.  In connection with the delivery of any Mortgages to the Administrative Agent as required under this Agreement, as promptly as practicable after the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent real property title reports, surveys and engineering, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to Administrative Agent.

(c)           In the event the Borrower provides evidence satisfactory to the Administrative Agent in its reasonable discretion that, with respect to a Foreign Subsidiary, (i) a pledge of more than 66% of the Equity Interests in such Foreign Subsidiary or (ii) execution of a supplement to the Guaranty substantially in the form attached hereto by such Foreign Subsidiary, in either such case would cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for United States federal income tax purposes, then the Borrower will cause, and will cause each of its Subsidiaries that is a Domestic Subsidiary to cause 66% of the Equity Interests in such Foreign Subsidiary owned by the Borrower and/or its Domestic Subsidiaries to be subject to a first priority, perfected Lien (subject only to Permitted Liens) in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, and, notwithstanding anything to the contrary contained herein or in any other Loan Document, such Foreign Subsidiary shall not be required to execute a supplement to the Guaranty in accordance with Section 6.12(a)(i) or any Collateral Documents.

(f)            Section 7.01(m) of the Credit Agreement is hereby restated in its entirety to read as follows:

(m)          Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations (other than Indebtedness for borrowed money) that do not exceed $25,000,000 at any one time outstanding;

(g)           Section 7.02(f) of the Credit Agreement is hereby restated in its entirety to read as follows:

(f)            other Investments not included in subsection (e) herein in an amount not to exceed (individually in or in the aggregate) (i) $60,000,000 during any twelve (12) consecutive months, and (ii) $100,000,000 during the term of this Agreement;

(h)           Section 7.03(e) of the Credit Agreement is hereby restated in its entirety to read as follows:

(e)           Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(k); provided, however, that the aggregate amount equivalent to principal of all such Indebtedness at any one time outstanding shall not exceed the greater of (i) $75,000,000 and (ii) five percent (5.0%) of the Borrower’s Consolidated Net Tangible Assets;

(i)            Section 7.07 of the Credit Agreement is hereby restated in its entirety to read as follows:

Engage in any business other than a Permitted Business, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

(j)            Section 7.11 of the Credit Agreement is hereby restated in its entirety to read as follows:

7.11         Financial Covenants.

(a)           Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
March 31, 2011 and June 30, 2011	2.00 to 1.00
September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012	2.25 to 1.00
September 30, 2012 and each fiscal quarter thereafter	2.50 to 1.00

(b)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2011 and June 30, 2011	5.00 to 1.00
September 30, 2011 and each fiscal quarter thereafter	4.75 to 1.00

(c)           Consolidated Senior Leverage Ratio.  Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2011, to be greater than 2.75 to 1.00.

(k)           Section 7.16 of the Credit Agreement is hereby restated in its entirety to read as follows:

7.16         Prepayments and Modifications of Certain Indebtedness.  Make any optional or scheduled payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) of any Indebtedness permitted by Section 7.03(h) or Section 7.03(i) prior to the Maturity Date, except, provided that no Default has occurred and is continuing or would result from such payment, (a) prepayments, redemptions or purchases of up to 35% of the original principal amount of such Indebtedness with Equity Issuance Proceeds, (b) other prepayments, redemptions, purchases and defeasances of such Indebtedness in an aggregate amount not to exceed $75,000,000 during the term of this Agreement, and (c) other prepayments, redemptions and repurchases with the proceeds of Indebtedness permitted by Section 7.03.  The Borrower shall not amend, supplement or otherwise modify the terms of any Indebtedness permitted by Section 7.03(h) or Section 7.03(i) if such amendment, supplement or other modification would not be permitted by the terms of Section 7.03(i) without the prior written consent of the Required Lenders, which consent will not be unreasonably withheld.

(l)            Section 7.17(b) of the Credit Agreement is hereby restated in its entirety to read as follows:

(b)           Swap Contracts that are (i) consistent with the Borrower’s risk management policies and historical practices, which risk management policies shall at all times prohibit maintaining an “open” position in natural gas or other commodities or goods, or in any derivative of any thereof and (ii) not speculative in nature.

(m)          Schedule 2.01 to the Credit Agreement is hereby substituted with the Schedule 2.01 attached hereto for all purposes under the Credit Agreement and any reference to Schedule 2.01 in the Loan Documents shall refer to the Schedule 2.01 attached hereto.

Section 2.               Conditions Precedent.  This Amendment shall become effective as of the date first set forth above upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following:

(1)           this Amendment, duly executed by the Borrower, each Lender, and the Administrative Agent;

(2)           the acknowledgment attached to this Amendment, duly executed by each Guarantor;

(3)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower and such Guarantor is a party or is to be a party;

(4)           such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business;

(5)           the Administrative Agent shall have received payment or evidence of payment of (i) all reasonable fees and expenses owed by the Borrower to the Administrative Agent including, without limitation, the reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent; and (ii) all other fees agreed to be paid by the Borrower;

(6)           the Administrative Agent shall have received for the account of each Lender executing this Amendment an amendment fee and/or an upfront fee, as applicable; and

(7)           the Administrative Agent shall have received such other documents, instruments and certificates as reasonably requested by the Administrative Agent and the Lenders.

(b)           The representations and warranties set forth in Section 3 of this Amendment shall be true and correct on and as of the date hereof.

Section 3.               Representations and Warranties.

(a)           The Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below:

(1)           The Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment.

(2)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created under the Loan Documents), or require any payment to be made (other than payments required under any Loan Document) under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or its properties or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law; except in each case referred to in clause (b), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(3)           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment, except for such approvals, consents, exemptions, authorizations, other actions, notices and filings as have been obtained, taken, given or made and are in full force and effect and with which the Borrower and its Subsidiaries are in compliance in all material respects or which the failure to have would not result in a Material Adverse Effect.

(4)           This Amendment has been duly executed and delivered by the Borrower and acknowledged by each Guarantor.  This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in any proceeding in law or in equity).

(5)           The execution, delivery and performance of this Amendment do not adversely affect the enforceability of any Lien of the Collateral Documents.

(6)           Except as disclosed in Schedule 5.06 to the Credit Agreement, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Authority, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

(7)           The representations and warranties made by the Borrower and the Guarantors contained in Article V of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, other than any such representations or warranties that, by the their terms, refer to a specific date, in which case such representation or warranties are true and correct in all material respects as of such earlier specific date.

(8)           No event has occurred and is continuing, or would result from the effectiveness of this Amendment, which constitutes a Default.

(9)           As of the date hereof, the Borrower has no (a) Material Subsidiaries other than those listed on Schedule 3(a) and (b) non-Material Subsidiaries other than those listed on Schedule 3(b).

Section 4.               Reference to and Effect on the Credit Agreement.

(a)           On and after the effective date of this Amendment each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)           Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Loan Documents.

(c)           Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

Section 5.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic imaging means shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 6.               Governing Law; Binding Effect.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and shall be binding upon the Borrower, the Administrative Agent, the L/C Issuer, each Lender and their respective successors and assigns.

Section 7.               Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

THIS WRITTEN AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page blank; signature pages follow]

Executed as of the date first set forth above.

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, LLC,
its general partner

	By:	/s/ Michael J. Garberding
Name: Michael J. Garberding
Title: Senior Vice President – Finance

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

Each of the undersigned, as guarantors under the Amended and Restated Guaranty dated as of February 10, 2010 (the “Guaranty”), hereby (a) consents to this Amendment, and (b) confirms and agrees that the Guaranty is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the effective date of the Amendment each reference in the Guaranty to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

ADDRESS FOR ALL GUARANTORS:	CROSSTEX ENERGY SERVICES, L.P.
	By:	Crosstex Operating GP, LLC,
2501 Cedar Springs		its general partner
Suite 100
Dallas, Texas 75201
Attention: General Counsel	By:	/s/ Michael J. Garberding
Name: Michael J. Garberding
Title: Vice President – Finance

CROSSTEX OPERATING GP, LLC
CROSSTEX ENERGY SERVICES GP, LLC
CROSSTEX LIG, LLC
CROSSTEX TUSCALOOSA, LLC
CROSSTEX LIG LIQUIDS, LLC
CROSSTEX PROCESSING SERVICES, LLC
CROSSTEX PELICAN, LLC
CROSSTEX EUNICE, LLC

By:	/s/ Michael J. Garberding
Name: Michael J. Garberding
Title: Vice President — Finance

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX NORTH TEXAS PIPELINE, L.P.
CROSSTEX NORTH TEXAS GATHERING, L.P.
CROSSTEX NGL MARKETING, L.P.
CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC,
general partner of each above limited
partnership

By:	/s/ Michael J. Garberding
Name: Michael J. Garberding
Title: Vice President – Finance

SABINE PASS PLANT FACILITY JOINT VENTURE

By:	Crosstex Processing Services, LLC,
as general partner, and
By:	Crosstex Pelican, LLC,
as general partner

By:	/s/ Michael J. Garberding
Name: Michael J. Garberding
Title: Vice President – Finance

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent,
a Lender and L/C Issuer

By:	/s/ Jeffrey H. Rathkamp
Name: Jeffrey H. Rathkamp
Title: Managing Director

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

BNP PARIBAS

By:	/s/ Larry Robinson
Name: Larry Robinson
Title: Director

By:	/s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

COMERICA BANK

By:	/s/ John S. Lesikar
Name: John S. Lesikar
Title: Assistant Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

COMPASS BANK

By:	/s/ Greg Determann
Name: Greg Determann
Title: Senior Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

ROYAL BANK OF CANADA

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

SUMITOMO MITSUI BANKING CORP., NEW YORK

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: General Manager

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel K. Hansen
Name: Daniel K. Hansen
Title: Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

WELLS FARGO BANK, N.A.

By:	/s/ David C. Brooks
Name: David C. Brooks
Title: Director

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

WACHOVIA BANK, N.A.

By:	/s/ David C. Brooks
Name: David C. Brooks
Title: Director

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Director

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Wesley Fontana
Name: Wesley Fontana
Title: Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

MORGAN STANLEY BANK, N.A.

By:	/s/ Sherrese Clarke
Name: Sherrese Clarke
Title: Authorized Signatory

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

CITIBANK, N.A.

By:	/s/ Todd J. Mogil
Name: Todd J. Mogil
Title: Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT – Signature Page

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$50,000,000	10.31%

BNP Paribas	$50,000,000	10.31%

Royal Bank of Canada	$50,000,000	10.31%

Bank of Montreal	$50,000,000	10.31%

Citibank, N.A.	$50,000,000	10.31%

U.S. Bank National Association	$45,000,000	9.28%

Capital One, National Association	$35,000,000	7.22%

Comerica Bank	$35,000,000	7.22%

Wachovia Bank, N.A.	$29,982,371	6.18%

Morgan Stanley Bank, N.A.	$25,000,000	5.15%

Wells Fargo Bank, N.A.	$20,017,629	4.13%

Compass Bank	$20,000,000	4.12%

Sumitomo Mitsui Banking Corporation	$15,000,000	3.09%

Goldman Sachs Bank USA	$10,000,000	2.06%

Total	$485,000,000	100.000000000%

SCHEDULE 3(a)

MATERIAL SUBSIDIARIES

Crosstex Energy Services, L.P. (DE)

Crosstex Operating GP, LLC (DE)*

Crosstex Energy Services GP, LLC (DE)*

Crosstex LIG, LLC (LA)

Crosstex Tuscaloosa, LLC (LA)*

Crosstex LIG Liquids, LLC (LA)

Crosstex Gulf Coast Marketing Ltd. (TX)*

Crosstex CCNG Processing Ltd. (TX)

Crosstex North Texas Pipeline, L.P. (TX)

Crosstex North Texas Gathering, L.P. (TX)

Crosstex NGL Pipeline, L.P. (TX)

Crosstex NGL Marketing, L.P. (TX)

Crosstex Processing Services, LLC (DE)

Crosstex Pelican, LLC (DE)

Sabine Pass Plant Facility Joint Venture (TX)

Crosstex Eunice, LLC (LA)

*Indicates entity has previously been treated as a Material Subsidiary (e.g., it pledged assets and is a Guarantor) but does not technically meet the definition of a “Material Subsidiary” as of the date of this Amendment.

SCHEDULE 3(b)

NON-MATERIAL SUBSIDIARIES

Crosstex Louisiana Energy, L.P. (Delaware)

Crosstex Louisiana Gathering, LLC (Louisiana)

Crosstex DC Gathering Company, J.V. (Texas)

Crosstex Energy Finance Corporation (Delaware)